Exhibit 99.1

Talos Energy Announces Management Changes

Joseph Mills has resigned from his roles as Interim President and CEO, and member of the Board, effective immediately

Talos Energy has identified a finalist candidate for the role of permanent CEO who is expected to start by the end of first quarter 2025

Houston, Texas, January 6, 2025 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced that Mr. Joseph A. Mills has resigned as Interim President and Chief Executive Officer and a member of the Board to pursue other opportunities, with immediate effect. At the same time, the Company announced that it has identified a finalist candidate to serve as the Company’s permanent Chief Executive Officer and is in the final stages of the process with this candidate.

Talos’s Board, in partnership with an external search firm, has conducted a search for a new permanent Chief Executive Officer. Talos expects that the finalist candidate will join the Company by the end of the first quarter of 2025.

“We are pleased with the progress we have made in identifying a CEO candidate,” said Neal P. Goldman, chairman of Talos’s Board of Directors. “After a thorough search process, we believe we have identified a strong candidate for the position. We will announce the appointment once details have been finalized. What has been most important to us in this search process is finding a permanent CEO who shares the Board’s strategic vision for the business and has the experience and ability to build upon Talos’s strong current position. We feel confident this search process is close to that outcome.”

In addition, Talos reiterates its 2024 full year production guidance issued on November 11, 2024. The Company continues to expect average daily production of 91.0 – 94.0 thousand barrels of oil equivalent per day.

Talos confirms that Mr. Mills’s departure is unrelated to any operational issues or accounting matters. The Company has no other material financial or operational updates at this time.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on maximizing long-term value through its Upstream Exploration & Production business in the United States Gulf of Mexico and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility and community impact. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Clay Jeansonne

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the timing and success of strategic and management succession plans, the reliability of our average daily production guidance, and the other risks discussed in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and “Risk Factors” in our subsequent Quarterly Reports on Forms 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”).

Talos Energy Inc.	333 Clay St., Suite 3300, Houston, TX 77002

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

Talos Energy Inc.	333 Clay St., Suite 3300, Houston, TX 77002